SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

July 26, 2016
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ball Corporation
Current Report on Form 8‑K
Dated August 1, 2016

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2016, the Human Resources Committee (the "Committee") of the Board of Directors (the "Board") of Ball Corporation (the "Company") took the following actions which were ratified by the Board on July 27, 2016:

The Committee approved a Special Acquisition-Related Incentive Plan (the "Plan"), available to key executives and employees who are in a position to have a significant impact on the successful integration of the recently acquired Rexam business into the Company.

The Plan is based on a 42-month performance period, beginning July 2016, and ending on December 31, 2019. Participant awards will be stock-based, in the form of Performance Restricted Stock Units ("PRSUs"). The payout of a participant's award may range from 0 percent to 200 percent of that participant's target award opportunity. The PRSUs will cliff vest at the end of the 42-month cycle, based on financial performance. Financial performance measures will be EVA® (economic value added) and cash flow, weighted 50 percent/50 percent, respectively.

The Committee also approved a Deposit Share Program (the "Program"), which was adopted to encourage directors, officers and certain other employees to acquire a larger equity ownership interest in the Company, to further align the personal interests of the participants with the interests of the shareholders of the Company. Under the Program, Restricted Stock Units ("RSUs") will be granted to a participant equal to such participant's acquisition of shares in the qualifying period specified in the participant's notification of participation eligibility, up to the maximum amount set forth in the participant's notification of eligibility. Qualifying acquisitions by participants include open market purchases and shares acquired via exercise of stock options. Share units acquired by employees pursuant to the deferral of incentive compensation under the deferred compensation company stock plan will also qualify under the Program. Grants will generally occur on the 15th of the month for qualifying requests submitted by the 5th of the same month, apart from the first month (August 2016) where grants will occur on August 15, 2016, for qualifying requests submitted by August 11, 2016. If a participant sells, transfers or diversifies shares acquired that qualifed for the Program for which the participant received a grant prior to the vesting of the matching RSUs awarded under the Program, then the same number of RSUs will be forfeited. Matching RSUs granted to directors under the Program will vest upon separation from the board for any reason other than voluntary resignation from the board. Matching RSUs granted to officers and employees will vest 100 percent four years from the grant date; however, vesting may be accelerated to the following schedule, if the participant maintains their acquired shares and meets their ownership guideline: Thirty percent of the units will vest two years following the grant date on either March 15, June 15, September 15 or December 15 of the quarter coincident with or immediately following the anniversary of the grant date; 30 percent will vest three years after the grant date in the same manner; 40 percent will vest four years after the grant date in the same manner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Scott C. Morrison
Name:	Scott C. Morrison
Title:	Senior Vice President and Chief Financial Officer

Date: August 1, 2016